Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Kinsale Capital Group, Inc.:
We consent to the incorporation by reference in the registration statements No. 333-233041 on Form S-3ASR and No. 333-212815 on Form S-8 of our reports dated February 25, 2022, with respect to the consolidated financial statements and financial statement schedules I, II, and V of Kinsale Capital Group, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Richmond, Virginia
February 25, 2022